                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                          PROGRESS SOFTWARE CORPORATION
                          -----------------------------
             (Exact name of Registrant as specified in its charter)

              MASSACHUSETTS                                      04-2746201
 ----------------------------------------                   --------------------
     (State of other jurisdiction of                          (I.R.S. Employer
      incorporation or organization)                         Identification No.)

    14 OAK PARK, BEDFORD, MASSACHUSETTS                           01730
 ----------------------------------------                   --------------------
 (Address of Principal Executive Offices)                       (Zip code)

                          PROGRESS SOFTWARE CORPORATION
                          2002 NONQUALIFIED STOCK PLAN
                          ----------------------------
                            (Full title of the plan)

                    JOSEPH W. ALSOP, CHIEF EXECUTIVE OFFICER
                          PROGRESS SOFTWARE CORPORATION
                                   14 OAK PARK
                          BEDFORD, MASSACHUSETTS 01730
                          ----------------------------
                     (Name and address of agent for service)

                                 (781) 280-4000
                                 --------------
                     (Telephone number, including area code,
                              of agent for service)

                                 WITH A COPY TO:
                           Robert L. Birnbaum, Esquire
                                 Foley Hoag LLP
                              155 Seaport Boulevard
                           Boston, Massachusetts 02210
                                 (617) 832-1000


----------------------------------------------------------------------------------------------------------
                                      CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------------------------

 Title of each class        Amount to be       Proposed maximum      Proposed maximum         Amount of
 of securities to be       Registered (1)     offering price per    aggregate offering    Registration Fee
      registered                                     share                price
----------------------------------------------------------------------------------------------------------
 Common Stock, $.01       2,122,025 (2)          $13.24 (3)         $28,095,611 (3)          $2,584.80
  par value per share
----------------------------------------------------------------------------------------------------------
 Common Stock, $.01       1,377,975 (4)          $13.575 (5)        $18,706,010 (5)          $1,720.95
  par value per share
----------------------------------------------------------------------------------------------------------
       Totals             3,500,000                                 $46,801,621              $4,305.75

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, there are also registered an undetermined number of additional shares which may be issued if the antidilution provisions of the Plan become operative.
(2) Represents shares issuable pursuant to stock options granted under the Plan and outstanding at August 12, 2002.
(3) In accordance with Rule 457(h)(1) under the Securities Act of 1933, the offering price is calculated based on the exercise prices of outstanding options.
(4) Represents shares issuable pursuant to options or awards not yet granted under the Plan.
(5) In accordance with Rules 457(c) and (h)(1) under the Securities Act of 1933, the offering price for these shares is estimated, solely for the purpose of determining the registration fee, based on the average of the high and low sale prices of the common stock as reported by the Nasdaq Stock Market on August 5, 2002.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated in this Registration Statement by reference:

         (a) Annual Report on Form 10-K of Progress Software Corporation (the "Company") for the fiscal year ended November 30, 2001 (file number 0-19417) as filed with the Commission on February 26, 2002;

         (b) Quarterly Reports on Form 10-Q of the Company for the quarterly periods ended February 28, 2002 and May 31, 2002 (file number 0-19417); and

         (c) the description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Commission on July 22, 1991 under Section 12 of the Securities Exchange Act of 1934 ("Exchange Act"), including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in a document incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The validity of the securities registered hereby is being passed upon for the Company by Foley Hoag LLP, Boston, Massachusetts. Robert L. Birnbaum, a partner at Foley Hoag LLP is Assistant Clerk of the Company.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Article 6 of the Company's Restated Articles of Organization eliminates the personal liability of a director to the Company or its stockholders for monetary damages arising out of such director's breach of fiduciary duty as a director of the Company to the maximum extent permitted by Massachusetts law.
Section 13(b) (1-1/2) of Chapter 156B of the Massachusetts Business Corporation Law provides that the articles of organization of a corporation may state a provision eliminating the personal liability of a director to a corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under section sixty-one or sixty-two of the Massachusetts Business Corporation Law dealing with liability for unauthorized distributions and loans to insiders, respectively, or (iv) for any transaction from which the director derived an improper personal benefit.

         Article VII of the Company's By-Laws provides that the Company shall indemnify its officers and directors, and directors, officers, trustees, employees and other agents of any organization in which the Company owns shares or of which it is a creditor, or in any capacity with respect to an employee benefit plan of the Company, against all liabilities and expenses reasonably incurred by such officers, directors, employees and other agents in connection with the defense or disposition of any action, suit or proceeding in which they may be involved by reason of having been a director, officer, employee or other agent, except with respect to any matter as to which they shall have been adjudicated not to have acted in good faith and in the reasonable belief that their action was in the best interests of the Company. Section 67 of the Massachusetts Business Corporation Law authorizes a corporation to indemnify its directors, officers, employees and other agents unless such person shall have been adjudicated in any proceeding not to have acted in good faith and in the reasonable belief that such action was in the best interests of the corporation.

         The effect of these provisions would be to permit such indemnification by the Company for liabilities arising out of the Securities Act of 1933, as amended.

         The Company also maintains an officers' and directors' liability insurance policy.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

4.1      Progress Software Corporation 2002 Nonqualified Stock Plan

5.1      Opinion of Counsel

23.1     Consent of Deloitte & Touche, LLP

23.2     Consent of Counsel (included in Exhibit 5.1)

24.1     Power of Attorney (contained on the signature page)

ITEM 9.  UNDERTAKINGS.

         1. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         2.       The undersigned Registrant hereby undertakes:

                  (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i)      To include any prospectus required by
                  Section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  PROVIDED, HOWEVER, that paragraphs (a)(i) and (a)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer of controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Bedford, Commonwealth of Massachusetts, on the 12th day of August, 2002.

                                         PROGRESS SOFTWARE CORPORATION

                                         By:  /s/ Joseph W. Alsop
                                              -------------------------
                                                  Joseph W. Alsop
                                               Chief Executive Officer


                                POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Joseph W. Alsop and Norman R. Robertson, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing which they, or any of them, may deem necessary or advisable to be done in connection with this Registration Statement, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                         Title                                       Date
---------------------------       ------------------------------------        ---------------
/s/ Joseph W. Alsop               Chief Executive Officer and Director        August 12, 2002
---------------------------       (Principal Executive Officer)
    Joseph W. Alsop

/s/ Norman R. Robertson           Senior Vice President, Finance and          August 12, 2002
---------------------------       Administration and Chief Financial
    Norman R. Robertson           Officer (Principal Financial Officer)


/s/ David H. Benton, Jr.          Vice President and Corporate                August 12, 2002
---------------------------       Controller (Principal Accounting
    David H. Benton, Jr.          Officer)


/s/ Larry R. Harris               Director                                    August 12, 2002
---------------------------
    Larry R. Harris

/s/ Roger J. Heinen, Jr.          Director                                    August 12, 2002
---------------------------
    Roger J. Heinen, Jr.

/s/ Michael L. Mark               Director                                    August 12, 2002
---------------------------
    Michael L. Mark

/s/ Arthur J. Marks               Director                                    August 12, 2002
---------------------------
    Arthur J. Marks

/s/ Scott A. McGregor             Director                                    August 12, 2002
---------------------------
    Scott A. McGregor

/s/ Amram Rasiel                  Director                                    August 12, 2002
---------------------------
    Amram Rasiel


                                    EXHIBITS


4.1      Progress Software Corporation 2002 Nonqualified Stock Plan*

5.1      Opinion of Counsel

23.1     Consent of Deloitte & Touche LLP

23.2     Consent of Counsel (included in Exhibit 5.1)

24.1     Power of Attorney (contained on the signature page)

* Incorporated by reference to Exhibit 10.10 to the Company's Quarterly Report on Form 10-Q for the quarter ended May 31, 2002.